CONSENT OF ERNST & YOUNG LLP, INDEPENDENT AUDITORS

We consent to the incorporation by reference in the Registration Statement on Form S-8 of Genelabs Technologies, Inc. filed on or about July 2, 2001 of our report dated February 8, 2001, with respect to the consolidated financial statements of Genelabs Technologies, Inc. included in its Annual Report (Form 10-K) for the year ended December 31, 2000, filed with the Securities and Exchange Commission.




Palo Alto, California
June 28, 2001
                                              /s/ ERNST & YOUNG, LLP